Exhibit 99.2

UNITED STATES DISTRICT COURT

FOR THE DISTRICT OF KANSAS

UNITED STATES OF AMERICA,	)
)
Plaintiff,	)
)
and	)
)
STATE OF KANSAS	)
)
Plaintiff-Intervenor,	)
)
v.	)	Civil Action No. 09-CV-2059 JAR/DJW
)
WESTAR ENERGY, INC.	)
)
Defendant.	)
)

CONSENT DECREE

TABLE OF CONTENTS

I. JURISDICTION AND VENUE	2

II. APPLICABILITY	3

III. DEFINITIONS	3

IV. NOX EMISSION REDUCTIONS AND CONTROLS	10

A. Installation and Operation of NOx Emissions Controls	10

B. Election To Install Second SCR	11

C. Use and Surrender of NOx Allowances	13

D. Super-Compliance Allowances	14

E. Method for Surrender of NOx Allowances	14

F. NOx Monitoring Provisions	15

V. SO2 EMISSION REDUCTIONS AND CONTROLS	16

A. Plant-Wide 12-Month Rolling Tonnage Limitation for SO2	16

B. SO2 Emission Controls	16

C. Use and Surrender of SO2 Allowances	16

D. Super-Compliance Allowances	17

E. Method for Surrender of SO2 Allowances	17

F. SO2 Monitoring Provisions	19

VI. PM EMISSION REDUCTIONS AND CONTROLS	19

A. Optimization of Existing PM Control Devices	19

B. PM Emission Rates	20

C. PM Emissions Monitoring	20

VII. PROHIBITION ON NETTING CREDITS OR OFFSETS FROM REQUIRED CONTROLS	23

VIII. ENVIRONMENTAL MITIGATION PROJECTS	24

IX. CIVIL PENALTY	26

WHEREAS, the United States of America (“the United States”), on behalf of the United States Environmental Protection Agency (“EPA”), filed a Complaint against Westar Energy, Inc. (“Westar”) pursuant to Sections 113(b) and 167 of the Clean Air Act (the “Act”), 42 U.S.C. §§ 7413(b) and 7477, for injunctive relief and civil penalties for alleged violations of:

(a)	the Prevention of Significant Deterioration provisions in Part C of Subchapter I of the Act, 42 U.S.C. §§ 7470-92;

(b)	Title V of the Act, 42 U.S.C. § 7661 et seq.; and

(c)	the federally-enforceable State Implementation Plan developed by the State of Kansas;

at the Jeffrey Energy Center, a coal-fired power plant located in Pottawatomie County, Kansas;

WHEREAS, in its Complaint, Plaintiff alleges, inter alia, that Westar failed to obtain the necessary permits and install the controls necessary under the Act to reduce its sulfur dioxide (“SO2”), nitrogen oxides (“NOx”), and/or particulate matter (“PM”) emissions, and that Westar failed to obtain an operating permit under Title V of the Act that reflects applicable requirements imposed under Part C of Subchapter I of the Act for each of the coal-fired electric generating units at the Jeffrey Energy Center;

WHEREAS, the Complaint alleges claims upon which relief can be granted against Westar under Sections 113 and 167 of the Act, 42 U.S.C. §§ 7413 and 7477, and 28 U.S.C. § 1355;

WHEREAS Westar has denied and continues to deny the violations alleged in the Complaint; maintains that it has been and remains in compliance with the Act and is not liable for civil penalties or injunctive relief; and states that it is agreeing to the obligations imposed by this Decree solely to avoid the costs and uncertainties of litigation and to improve the environment;

WHEREAS, EPA provided Westar and the State of Kansas with actual notices of violations pertaining to Westar’s alleged violations, in accordance with Section 113(a)(1) and (b) of the Act, 42 U.S.C. § 7413(a)(1) and (b);

WHEREAS, the Parties anticipate that the installation and operation of pollution control equipment pursuant to this Consent Decree will achieve significant reductions in SO2, NOx and PM emissions and thereby improve air quality;

WHEREAS, the United States, the State of Kansas, and Westar have agreed, and the Court by entering this Consent Decree finds that this Consent Decree has been negotiated in good faith and at arms length; that this settlement is fair, reasonable, consistent with the goals of the Act, in the best interest of the Parties and in the public interest; and that entry of this Consent Decree without further litigation is the most appropriate means of resolving this matter; and

WHEREAS, the United States, the State of Kansas, and Westar have consented to entry of this Consent Decree without trial of any issue;

NOW, THEREFORE, without any admission of fact or law, and without any admission of the violations alleged in the Complaint, notice of violation and otherwise; it is hereby ORDERED, ADJUDGED, AND DECREED as follows:

I. JURISDICTION AND VENUE

1. This Court has jurisdiction over this action, the subject matter herein, and the Parties consenting hereto, pursuant to 28 U.S.C. §§ 1331, 1345, and 1355, and 1367, and Sections 113 and 167 of the Act, 42 U.S.C. §§ 7413 and 7477. Venue is proper under Section 113(b) of the Act, 42 U.S.C. § 7413(b), and under 28 U.S.C. § 1391(b) and (c). Solely for the purposes of this Consent Decree and the underlying Complaint, Westar waives all objections and defenses that it may have to the Court’s jurisdiction over this action, to the Court’s jurisdiction over Westar, and to venue in this District. Westar shall not challenge the terms of this Consent Decree or this Court’s jurisdiction to enter and enforce this Consent Decree. Except as expressly provided for herein, this Consent Decree shall not create any rights in any party other than the United States and Westar. Except as provided in Section XXV (Public Comment) of this Consent Decree, the Parties consent to entry of this Consent Decree without further notice.

II. APPLICABILITY

2. Upon entry, the provisions of this Consent Decree shall apply to and be binding upon the United States, the State of Kansas, and Westar, its successors and assigns, and Westar’s officers, employees, and agents solely in their capacities as such.

3. Westar shall provide a copy of this Consent Decree to all vendors, suppliers, consultants, contractors, agents, and any other company or other organization retained to perform any of the work required by this Consent Decree. Notwithstanding any retention of contractors, subcontractors, or agents to perform any work required under this Consent Decree, Westar shall be responsible for ensuring that all work is performed in accordance with the requirements of this Consent Decree. In any action to enforce this Consent Decree, Westar shall not assert as a defense the failure of its officers, directors, employees, servants, agents, or contractors to take actions necessary to comply with this Consent Decree, unless Westar establishes that such failure resulted from a Force Majeure Event, as defined in Paragraph 132 of this Consent Decree.

III. DEFINITIONS

4. Every term expressly defined by this Consent Decree shall have the meaning given to that term by this Consent Decree and, except as otherwise provided in this Consent Decree, every other term used in this Consent Decree that is also a term under the Act or the regulations implementing the Act shall mean in this Consent Decree what such term means under the Act or those implementing regulations.

5. A “30-Day Rolling Average Unit Emission Rate” for a Unit means an emission limit expressed in lb/mmBTU and calculated in accordance with the following procedure: first, sum the total pounds of the pollutant in question emitted from the Unit during an Operating Day and the previous twenty-nine (29) Operating Days; second, sum the total heat input to the Unit in mmBTU during the Operating Day and during the previous twenty-nine (29) Operating Days; and third, divide the total number of pounds of the pollutant emitted during the thirty (30) Operating Days by the total heat input during the thirty (30) Operating Days. A new 30-Day Rolling Average Unit Emission Rate shall be calculated for each new Operating Day. Each 30-Day Rolling Average Unit Emission Rate shall include all emissions that occur during all periods of operation within an Operating Day, including Startup, Shutdown and Malfunction.

6. A “30-Day Rolling Average Unit Removal Efficiency” for SO2 means, and shall be expressed as, the percent reduction in the mass of SO2 achieved by a Unit’s FGD system over a 30-Operating Day period and shall be calculated as follows: step one, sum the total pounds of SO2 emitted from the Unit during the current Operating Day and the previous twenty-nine (29) Operating Days as measured at the outlet of the FGD system for that Unit; step two, sum the total pounds of SO2 delivered to the inlet of the FGD system for the Unit during the current Operating Day and the previous twenty-nine (29) Operating Days as measured at the inlet to the FGD system for that Unit; step three, subtract the outlet SO2 emissions calculated in step one from the inlet SO2 emissions calculated in step two; step four, divide the difference calculated in step three by the inlet SO2 emissions calculated in step two; and step five, multiply the quotient calculated in step four by 100 to express the emission limit removal efficiency percentage. A new 30-day Rolling Average Unit Removal Efficiency shall be calculated for each new Operating Day, and shall include all emissions that occur during all periods within each Operating Day, including Startup, Shutdown, and Malfunction.

7. “CEMS” or “Continuous Emission Monitoring System” means, for obligations involving monitoring of NOx and SO2 emissions under this Consent Decree, the devices defined in 40 C.F.R. § 72.2, the inlet SO2 lb/mmBtu monitors, and the computer system for recording, calculating, and storing data and equations required by this Consent Decree.

8. “Clean Air Act” or “Act” means the federal Clean Air Act, 42 U.S.C. §§7401-7671q, and its implementing regulations.

9. “Consent Decree” or “Decree” means this Consent Decree and the Appendix hereto, which is incorporated into this Consent Decree.

10. “Day” means a calendar day unless expressly stated to be a Business Day. “Business Day” means a day other than a Saturday, Sunday or federal holiday.

11. “Electrostatic Precipitator” or “ESP” means a device for removing particulate matter from combustion gases by imparting an electric charge to the particles and then attracting them to a metal plate or screen of opposite charge before the combustion gases are exhausted to the atmosphere.

12. “Emission Rate” means the number of pounds of pollutant emitted per million BTU of heat input (“lb/mmBTU”) measured in accordance with this Consent Decree.

13. “EPA” means the United States Environmental Protection Agency.

14. “Forced Outage” means, for the purpose of Paragraph 35, an unplanned outage caused by a component failure or other breakdown that requires the SCR-controlled Unit be removed from service before the end of the next weekend. A common cause of forced outages is boiler tube failure.

15. “Flue Gas Desulfurization System,” or “FGD,” means a pollution control device that employs flue gas desulfurization technology for the reduction of sulfur dioxide.

16. “Fossil Fuel” means natural gas, petroleum, coal, and any form of solid, liquid, or gaseous fuel derived from such materials for the purpose of creating useful heat.

17. “JEC” means the Jeffrey Energy Center located near St. Marys, Kansas, consisting of the following coal-fired Units: Unit 1 (720 MW), Unit 2 (720 MW) and Unit 3 (720 MW).

18. “KDHE” means Kansas Department of Health and Environment.

19. “lb/mmBTU” means one pound of a pollutant per million British thermal units of heat input.

20. “Low NOx Combustion System” means burners and associated combustion air control equipment, including overfire air, for combusting pulverized coal, which control mixing characteristics of the pulverized coal and oxygen, lower the combustion rate, lower oxygen concentration and heat temperature during the initial phase of combustion, and thereby restrain the formation of NOx created by both the nitrogen content of the pulverized coal and by heat.

21. “Malfunction” means any sudden, infrequent, and not reasonably preventable failure of air pollution control equipment, process equipment, or a process to operate in a normal or usual manner. Failures that are caused in part by poor maintenance or careless operation are not Malfunctions.

22. “MW” means a megawatt or one million Watts.

23. “National Ambient Air Quality Standards” or “NAAQS” means national ambient air quality standards that are promulgated pursuant to Section 109 of the Act, 42 U.S.C. § 7409.

24. “Netting” shall mean the process of determining whether a particular physical change or change in the method of operation of a major stationary source results in a net emissions increase, as that term is defined at 40 C.F.R. § 52.21(b)(3)(i) and at K.A.R. 28-19-350 of the Kansas SIP.

25. “NOx” means oxides of nitrogen, measured at the boiler stack in accordance with the provisions of this Consent Decree.

26. “NOx Allowance” means any allowance, authorization or credit to emit a specified amount of NOx that is allocated or issued under an emissions trading or marketable permit program of any kind established under the Act or a State Implementation Plan. The Parties acknowledge that at the time of lodging of this Consent Decree no NOx Allowance program is applicable to any Unit at JEC.

27. “Nonattainment NSR” means the nonattainment area New Source Review program under Part D of Subchapter I of the Act, 42 U.S.C. §§ 7501-7515, and the federal regulations codified at 40 C.F.R. Part 51, and the federally approved provisions of the Kansas SIP, K.A.R. 28-19-16 through 28-19-16m.

28. “Operating Day” means any Day on which a Unit fires Fossil Fuel.

29. “Ownership Interest” means all or part of Westar’s legal or equitable interest in any JEC Unit.

30. “Parties” means Westar, the United States of America, and the State of Kansas, and “Party” means any one of the three named “Parties.”

31. “Plaintiff” means the United States of America.

32. “Plaintiff-Intervenor” or “Intervenor” means the State of Kansas through the Kansas Department of Health and Environment.

33. “Plant-Wide 30-Day Rolling Average Emission Rate” means an emission limit expressed in lb/mmBTU and calculated in accordance with the following procedure: first, sum the total pounds of the pollutant in question emitted from all JEC Units during a Plant-Wide Operating Day and the previous twenty-nine (29) Plant-Wide Operating Days; second, sum the total heat input to all JEC Units in mmBTU during the Plant-Wide Operating Day and during the previous twenty-nine (29) Plant-Wide Operating Days; and third, divide the total number of pounds of the pollutant emitted during the thirty (30) Plant-Wide Operating Days by the total heat input during the thirty (30) Plant-Wide Operating Days. A new Plant-Wide 30-Day Rolling Average Emission Rate shall be calculated for each new Plant-Wide Operating Day. Each Plant-Wide 30-Day Rolling Average Emission Rate shall include all emissions that occur during all periods of operation within a Plant-Wide Operating Day, including Startup, Shutdown and Malfunction.

34. “Plant-Wide 12-Month Rolling Tonnage” means the sum of the tons of the pollutant in question emitted from all three JEC Units in the most recent complete month and the previous eleven (11) months. A new Plant-Wide 12-Month Rolling Tonnage shall be calculated for each new complete month in accordance with the provisions of this Consent Decree. Each Plant-Wide 12-Month Rolling Tonnage shall include all emissions of NOx and SO 2 that occur during all periods of operation, including Startup, Shutdown and Malfunction.

35. “Plant-Wide Operating Day” means a day on which any JEC Unit fires Fossil Fuel, except that any day during which a Unit equipped with an SCR is not firing Fossil Fuel due to a Forced Outage or a Scheduled Outage for that Unit shall not be included as a Plant-Wide Operating Day.

36. “PM” means filterable particulate matter, as measured in accordance with the requirements of this Consent Decree.

37. “PM Emission Rate” means the number of pounds of PM emitted per million BTU of heat input (lb/mmBTU), as measured in annual stack tests in accordance with 40 C.F.R. Part 60, App. A, Method 5, 5B (filterable portion only), or 17.

38. “PM CEMS” or “PM Continuous Emission Monitoring System” means, for obligations involving the monitoring of PM emissions under this Consent Decree, the equipment that samples, analyzes, measures, and provides, by readings taken at frequent intervals, an electronic and/or paper record of PM emissions.

39. “Project Dollars” means Westar’s expenditures and payments incurred or made in carrying out the Environmental Mitigation Projects identified in Section VIII (Environmental Mitigation Projects) of this Consent Decree to the extent that such expenditures or payments both: (a) comply with the requirements set forth in Section VIII (Environmental Mitigation Projects) of this Consent Decree and (b) constitute Westar’s direct payments for such projects, or Westar’s external costs for contractors, vendors, and equipment.

40. “PSD” means Prevention of Significant Deterioration within the meaning of Part C of Subchapter I of the Clean Air Act, 42 U.S.C. §§ 7470 - 7492, the federal regulations codified at 40 C.F.R. Part 51.166, and the federally approved provisions of the Kansas SIP, K.A.R. 28-19-350.

41. “Scheduled Outage” means, for the purpose of Paragraph 35, an outage that is planned in advance for the purposes of maintenance or repairs of the SCR-controlled Unit, and, excludes time periods when the Unit is not operating due to a lack of demand or economic considerations.

42. “Selective Catalytic Reduction System” or “SCR” means a pollution control device that employs selective catalytic reduction technology for the reduction of NOx emissions.

43. “Selective Non-Catalytic Reduction System” or “SNCR” means a pollution control device for the reduction of NOx emissions that utilizes ammonia or urea injection or a functionally similar material into the boiler.

44. “Shutdown” means the cessation of operation of any Unit for any purpose.

45. “SO2” means sulfur dioxide, measured at the boiler stack in accordance with the provisions of this Consent Decree.

46. “SO2 Allowance” means an authorization or credit to emit a specified amount of SO2 that is allocated or issued under an emissions trading or marketable permit program of any kind that has been established under the Clean Air Act or the Kansas State Implementation Plan.

47. “Startup” means the setting in operation of any Unit for any purpose.

48. “Title V Permit” means the permit required of Westar’s JEC under Subchapter V of the Act, 42 U.S.C. §§ 7661-7661e.

49. “Unit” means, solely for the purposes of this Consent Decree, collectively, the boiler coal pulverizers, the boiler that produces steam for the steam turbine including pollution control equipment, the steam turbine and the generator.

IV. NOX EMISSION REDUCTIONS AND CONTROLS

A.	Installation and Operation of NOx Emissions Controls

1.	Optimization of Low NOx Combustion Systems at JEC Units 1 and 3

50. No later than ninety (90) days after entry of this Consent Decree, Westar shall implement a plan to optimize NOx emission reductions from the existing Low NOx Combustion Systems at JEC Units 1 and 3. Beginning on December 31, 2011, and continuing thereafter, Westar shall continuously operate the Low NOx Combustion Systems at JEC Units 1 and 3 so as to achieve and maintain a 30-Day Rolling Average Unit Emission Rate for NOx of no greater than 0.180 lb/mmBTU.

2.	Installation and Operation of Low NOx Combustion System at JEC Unit 2

51. Westar shall install a new Low NOx Combustion System at JEC Unit 2 no later than December 31, 2011. As soon as practicable, but in no event later than December 31, 2011, Westar shall continuously operate the new Low NOx Combustion System at JEC Unit 2 so as to achieve and maintain a 30-Day Rolling Average Unit Emission Rate for NOx of no greater than 0.180 lb/mmBTU.

52. Westar shall continuously operate the Low NOx Combustion Systems at each JEC Unit, at all times that the Units they serve are in operation, consistent with the technological limitations, manufacturers’ specifications, and good engineering and maintenance practices for the Low NOx Combustion Systems for minimizing emissions to the extent practicable.

3.	Installation and Operation of New SCR

53. Westar shall install and commence operation of an SCR on one of the JEC Units no later than December 31, 2014. No later than one hundred and twenty (120) days after installation, and continuing thereafter, Westar shall continuously operate the SCR on that Unit so as to achieve and maintain a 30-Day Rolling Average Unit Emission Rate for NOx of no greater than 0.080 lb/mmBTU.

54. No later than one hundred and twenty (120) days after installation, and continuing thereafter, Westar shall continuously operate the SCR at all times that the Unit it serves is in operation, consistent with the technological limitations, manufacturers’ specifications, and good engineering and maintenance practices for the SCR for minimizing emissions to the extent practicable.

B.	Election To Install Second SCR

55. No later than ninety (90) days after entry of this Consent Decree, Westar shall begin testing, evaluating, and analyzing the NOx emission reductions that Westar would achieve from the installation of SNCR and other NOx reduction technologies at JEC.

56. No later than December 31, 2012, Westar shall elect to either (a) install a second SCR on one of the other JEC Units or (b) meet a 0.100 lb/mmBTU Plant-Wide 12-Month Rolling Average Emission Rate for NOx. Westar shall notify EPA and KDHE in writing of its election no later than December 31, 2012. If Westar elects to install a second SCR, Westar’s notice to EPA and KDHE shall identify which JEC Unit will be equipped with the second SCR.

57. If Westar elects not to install a second SCR at JEC pursuant to Paragraph 56, Westar shall comply with the requirements in Paragraph 58. Otherwise, Westar shall comply with the requirements in Paragraph 59.

1.	Requirements If Westar Elects Not To Install Second SCR

58. If Westar elects not to install a second SCR pursuant to Paragraph 56, Westar shall:

a.	achieve and thereafter maintain a Plant-Wide 30-Day Rolling Average Emission Rate for NOx at JEC of 0.100 lb/mmBtu no later than one hundred and twenty (120) days after installation of the SCR required by Paragraph 53; and

b.	achieve, maintain and comply with a Plant-Wide 12-Month Rolling Tonnage limitation for NOx at JEC of 9600 tons by December 31, 2014.

2.	Requirements If Westar Elects To Install Second SCR

59. If Westar elects to install a second SCR at JEC pursuant to Paragraph 56, Westar shall:

a.	install an SCR on the JEC Unit identified in the written election submitted to EPA and KDHE and commence operation of the SCR no later than December 31, 2016. No later than ninety (90) days after installation, and continuing thereafter, Westar shall continuously operate the SCR on that Unit so as to achieve and maintain a 30-Day Rolling Average Unit Emission Rate for NOx of no greater than 0.070 lb/mmBTU. No later than ninety (90) days after installation, and continuing thereafter, Westar shall continuously operate the SCR at all times that the Unit it serves is in operation, consistent with the technological limitations, manufacturers’ specifications, and good engineering and maintenance practices for the SCR for minimizing emissions to the extent practicable; and

b.	achieve, maintain and comply with the Plant-Wide 12-Month Rolling Tonnage limitations for NOx set forth below at JEC by the following dates:

Compliance Date	Plant-Wide 12-Month Rolling Tonnage Limitation For NOx
December 31, 2014	12,400 tons
December 31, 2016 and each year thereafter	9,600 tons

C.	Use and Surrender of NOx Allowances

60. Westar shall not use NOx Allowances to comply with any requirement of this Consent Decree, including by claiming compliance with any emission limitation required by this Consent Decree by using, tendering, or otherwise applying NOx Allowances to offset any excess emissions.

61. Westar shall surrender all NOx Allowances allocated to JEC that Westar does not need in order to meet its own federal and/or state Clean Air Act regulatory requirements for JEC. NOx Allowances allocated to JEC may be used by JEC to meet its own federal and/or state Clean Air Act regulatory requirements for the JEC Units. The requirements of this Paragraph shall apply in the first calendar year in which the program allocates allowances to the JEC Units and requires annual retirement to offset NOx emissions in that calendar year, and continuing annually thereafter, consistent with the program’s schedule for annual retirement.

62. Nothing in this Consent Decree shall prevent Westar from purchasing or otherwise obtaining NOx Allowances from another source for purposes of complying with federal and/or state Clean Air Act regulatory requirements to the extent otherwise allowed by law.

63. The requirements in this Consent Decree pertaining to Westar’s use and surrender of NOx Allowances are permanent injunctions not subject to any termination provision of this Consent Decree.

D.	Super-Compliance Allowances

64. Provided that Westar is in compliance with the applicable Plant-Wide 12-Month Rolling Tonnage limitation for NOx, nothing in this Consent Decree shall preclude Westar from selling or transferring NOx Allowances allocated to JEC that become available for sale or trade solely as a result of achievement and maintenance of an Emission Rate below:

a. The Plant-Wide 30-Day Rolling Average NOx Emission Rate if Westar elects not to install a second SCR pursuant to Paragraph 56; or

b. The 30-Day Rolling Average Unit Emission Rates if Westar elects to install a second SCR pursuant to Paragraph 56.

E.	Method for Surrender of NOx Allowances

65. Westar shall surrender, or transfer to a non-profit third party selected by Westar for surrender, all NOx Allowances required to be surrendered annually pursuant to Paragraph 61 within 45 days from receipt of annual deduction reports from EPA. Any surrender need not include the specific NOx Allowances that were allocated to Westar, so long as Westar surrenders NOx allowances that are from the same or earlier year and that are equal to the number required to be surrendered under this Subsection.

66. If any NOx Allowances required to be surrendered under this Consent Decree are transferred directly to a non-profit third party, Westar shall include a description of such transfer in the next report submitted to EPA and KDHE pursuant to Section XI (Periodic Reporting) of this Consent Decree. Such report shall: (i) identify the non-profit third party recipient(s) of the NOx Allowances and list the serial numbers of the transferred NOx Allowances; and (ii) include a certification by the non-profit third party recipient(s) stating that the recipient(s) will not sell, trade, or otherwise exchange any of the allowances and will not use any of the NOx Allowances to meet any obligation imposed by any environmental law. No later than the third periodic report due after the transfer of any NOx Allowances, Westar shall include a statement that the non-profit third party recipient(s) surrendered the NOx Allowances for permanent surrender to EPA within one (1) year after Westar transferred the NOx Allowances to them. Westar shall not have complied with the NOx Allowance surrender requirements of this Paragraph until all third party recipient(s) have actually surrendered the transferred NOx Allowances to EPA.

F.	NOx Monitoring Provisions

67. In determining the Plant-Wide 30-Day Rolling Average Emission Rate and 30-Day Rolling Average Unit Emission Rate for NOx, Westar shall use CEMS in accordance with the procedures of 40 C.F.R. Part 75, except that: (1) NOx emissions data need not be bias adjusted, (2) for any CEMS with a span less than 100 parts per million (“ppm”), the calibration drift and out-of-control criteria in Procedure 1, section 4.3 of Part 60, Appendix F shall apply in lieu of the low emitter specifications in Part 75, Appendix B, section 2.1, (3) for any CEMS with a span less than or equal to 30 ppm the exemption from the Part 75 linearity check will not apply and either the Part 75 linearity check or the cylinder gas audit described in Procedure 1, section 5.1.2 of Part 60, Appendix F shall be performed on a quarterly basis, and (4) for any Unit controlled by SCR, an annual relative accuracy test audit shall meet, at a minimum, a relative accuracy of less than 20% or an accuracy of less than 0.015 lb/mmBtu (expressed as the difference between the monitor mean and the reference value mean).

68. For purposes of calculating the Plant-Wide 12-Month Rolling Tonnage limitation for NOx, Westar shall use CEMS in accordance with the procedures specified in 40 C.F.R. Part 75.

V. SO2 EMISSION REDUCTIONS AND CONTROLS

A.	Plant-Wide 12-Month Rolling Tonnage Limitation for SO2

69. Beginning 90 days after entry of this Consent Decree, Westar shall achieve, maintain and comply with a Plant-Wide 12-Month Rolling Tonnage limitation for SO2 at JEC of 6,600 tons.

B.	SO2 Emission Controls

70. No later than ninety (90) days after entry of this Consent Decree, Westar shall commence continuous operation of FGDs at all three JEC Units so as to achieve and thereafter maintain, a 30-Day Rolling Average Unit Removal Efficiency for SO2 of at least ninety-seven percent (97%) or a 30-Day Rolling Average Unit Emission Rate for SO2 of no greater than 0.070 lb/mmBTU.

71. No later than ninety (90) days after entry of this Consent Decree and continuously thereafter, Westar shall operate each FGD covered under this Consent Decree at all times that the Unit it serves is in operation, consistent with the technological limitations, manufacturers’ specifications, and good engineering and maintenance practices for the FGD for minimizing emissions to the extent practicable.

C.	Use and Surrender of SO2 Allowances

72. Except as may be necessary to comply with Section XIII (Stipulated Penalties), Westar shall not use SO2 Allowances to comply with any requirement of this Consent Decree, including by claiming compliance with any emission limitation required by this Consent Decree by using, tendering, or otherwise applying SO2 Allowances to offset any excess emissions.

73. Beginning in calendar year 2011, and continuing each calendar year thereafter, Westar shall surrender all SO2 Allowances allocated to JEC for that calendar year that Westar does not need in order to meet its own federal and/or state Clean Air Act regulatory requirements for JEC. SO2 Allowances allocated to JEC may be used by JEC to meet its own federal and/or state Clean Air Act regulatory requirements for the JEC Units.

74. Nothing in this Consent Decree shall prevent Westar from purchasing or otherwise obtaining SO2 Allowances from another source for purposes of complying with federal and/or state Clean Air Act regulatory requirements to the extent otherwise allowed by law.

75. The requirements in this Consent Decree pertaining to Westar’s use and surrender of SO2 Allowances are permanent injunctions not subject to any termination provision of this Consent Decree.

D.	Super-Compliance Allowances

76. Provided that Westar is in compliance with the Plant-Wide 12-Month Rolling Tonnage limitation for SO2 nothing in this Consent Decree shall preclude Westar from selling or transferring SO2 Allowances allocated to JEC that become available for sale or trade solely as a result of:

a.

the installation and operation of any SO2 pollution control technology or technique that is not otherwise required by, or necessary to maintain compliance with, any provision of this Consent Decree, and is not otherwise required by law; or

b.	achievement and maintenance of an Emission Rate below the applicable 30-Day Rolling Average Unit Emission Rate or 30-Day Rolling Average Unit Removal Efficiency for SO2.

E.	Method for Surrender of SO2 Allowances

77. Westar shall surrender, or transfer to a non-profit third party selected by Westar for surrender, all SO2 Allowances required to be surrendered pursuant to Paragraph 73 within 45 days from receipt of SO2 Allowances Annual Deduction Reports from EPA. Any surrender need not include the specific SO2 Allowances that were allocated to Westar, so long as Westar surrenders SO2 Allowances that are from the same or earlier year and that are equal to the number required to be surrendered under this Subsection.

78. If any SO2 Allowances required to be surrendered under this Consent Decree are transferred directly to a non-profit third party, Westar shall include a description of such transfer in the next report submitted to EPA and KDHE pursuant to Section XI (Periodic Reporting) of this Consent Decree. Such report shall: (i) identify the non-profit third party recipient(s) of the SO2 Allowances and list the serial numbers of the transferred SO2 Allowances; and (ii) include a certification by the non-profit third party recipient(s) stating that the recipient(s) will not sell, trade, or otherwise exchange any of the allowances and will not use any of the SO2 Allowances to meet any obligation imposed by any environmental law. No later than the third periodic report due after the transfer of any SO2 Allowances, Westar shall include a statement that the non-profit third party recipient(s) surrendered the SO2 Allowances for permanent surrender to EPA in accordance with the provisions of Paragraph 79 within one (1) year after Westar transferred the SO2 Allowances to them. Westar shall not have complied with the SO2 Allowance surrender requirements of this Paragraph until all third party recipient(s) have actually surrendered the transferred SO2 Allowances to EPA.

79. For all SO2 Allowances required to be surrendered, Westar or the third party recipient(s) (as the case may be) shall first submit an SO2 Allowance transfer request form to EPA’s Office of Air and Radiation’s Clean Air Markets Division directing the transfer of such SO2 Allowances to the EPA Enforcement Surrender Account or to any other EPA account that EPA may direct in writing. As part of submitting these transfer requests, Westar or the third party recipient(s) shall irrevocably authorize the transfer of these SO2 Allowances and identify by name of account and any applicable serial or other identification numbers or station names the source and location of the SO2 Allowances being surrendered.

F.	SO2 Monitoring Provisions

80. In determining the 30-Day Rolling Average Unit Emission Rate and the 30-Day Rolling Average Unit Removal Efficiency for SO2, Westar shall use CEMS in accordance with the procedures of 40 C.F.R. Part 75, except that: (1) SO2 emissions data need not be bias adjusted, (2) for any CEMS with a span less than 100 ppm, the calibration drift and out-of-control criteria in Procedure 1, section 4.3 of Part 60, Appendix F shall apply in lieu of the low emitter specifications in Part 75, Appendix B, section 2.1, (3) for any CEMS with a span less than or equal to 30 ppm the exemption from the Part 75 linearity check will not apply and either the Part 75 linearity check or the cylinder gas audit described in Procedure 1, section 5.1.2 of Part 60, Appendix F shall be performed on a quarterly basis, and (4) an annual relative accuracy test audit shall meet, at a minimum, a relative accuracy of less than 20% or an accuracy of less than 0.015 lb/mmBtu (expressed as the difference between the monitor mean and the reference value mean).

81. For purposes of calculating the Plant-Wide 12-Month Rolling Tonnage limitation for SO2, Westar shall use CEMS in accordance with the procedures specified in 40 C.F.R. Part 75.

VI. PM EMISSION REDUCTIONS AND CONTROLS

A.	Optimization of Existing PM Control Devices

82. Beginning thirty (30) days after entry of this Consent Decree, and continuing thereafter, Westar shall operate each ESP and FGD system on each JEC Unit to maximize PM emission reductions at all times when the Unit is in operation. Consistent with the technological limitations, manufacturers’ specifications, and good engineering and maintenance practices for each control device, Westar shall: (a) energize and maintain power levels to each section of the ESPs; (b) operate an automatic control system on each ESP to assure that the plate-cleaning and discharge-electrode-cleaning systems and associated performance parameters, including cycle time, cycle frequency, rapper-vibrator intensity, and number of strikes per cleaning event, maximize the overall PM collection efficiency; and (c) inspect and repair any failed ESP sections, openings in control equipment casings, ductwork and expansion joints to minimize air leakage during the next planned Unit outage or unplanned outage of sufficient length.

83. No later than December 31, 2013, Westar shall rebuild the ESPs on Units 1 and 2. Within two hundred seventy (270) days after rebuilding the ESPs, Westar shall complete performance testing, in accordance with the methods in Paragraph 86, to demonstrate that the Units are meeting the 0.030 lb/mmBtu PM Emissions Rate. The PM performance testing completed by Westar to update its CAM plans for Units 1 and 2 may be used to demonstrate that the PM Emissions Rate in Paragraph 84 is being met, as long as such performance testing is conducted in accordance with Paragraph 86.

B.	PM Emission Rates

84. No later than thirty (30) days from the date of entry of this Consent Decree, and continuing thereafter, Westar shall continuously operate the ESPs and FGD system at each JEC Unit so that each Unit achieves and maintains a PM Emission Rate of no greater than 0.030 lb/mmBTU as demonstrated by the stack testing required by Paragraph 85.

C.	PM Emissions Monitoring

a.	PM Stack Tests

85. Beginning in calendar year 2011, and continuing in each calendar year thereafter, Westar shall conduct a PM stack test at each JEC Unit. The annual stack test requirement imposed on each JEC Unit by this Paragraph may be satisfied by stack tests conducted by Westar as part of enhancing or redeveloping its CAM plans or as required by its permits from the State of Kansas for any year that such stack tests are required under the permits, as long as such testing is conducted in accordance with Paragraph 86.

86. The reference methods and procedures (filterable portion only) for performing PM stack tests and for determining compliance with the PM Emission Rate shall be those specified in 40 C.F.R. Part 60, Appendix A-3, Reference Method 5B or alternative stack tests or methods that are requested by Westar and approved by EPA and KDHE. Each test shall consist of three separate runs performed under representative operating conditions not including periods of Startup, Shutdown, or Malfunction. The sampling time for each run shall be at least 120 minutes and the volume of each run shall be 1.70 dry standard cubic meters (60 dry standard cubic feet). Westar shall calculate the PM Emission Rate from the stack test results in accordance with 40 C.F.R. § 60.8(f). The results of each PM stack test shall be submitted to EPA and KDHE within sixty (60) days of completion of each test.

87. Beginning in calendar year 2011, and continuing in each calendar year thereafter until termination of this Consent Decree, Westar shall also conduct a PM stack test for condensable PM at each JEC Unit using the reference methods and procedures set forth at 40 C.F.R. Part 51, Appendix M, Method 202. Each test shall consist of three separate runs performed under representative operating conditions not including periods of Startup, Shutdown, or Malfunction. The sampling time for each run shall be at least 120 minutes and the volume of each run shall be 1.70 dry standard cubic meters (60 dry standard cubic feet). Westar shall calculate the number of pounds of condensable PM emitted per million BTU of heat input (lb/mmBTU) from the stack test results in accordance with 40 C.F.R. § 60.8(f). The results of the PM stack test conducted pursuant to this Paragraph shall not be used for the purpose of determining compliance with the PM Emission Rates required by this Consent Decree. Westar shall submit the results of each PM stack test required by this Paragraph to EPA and KDHE within sixty (60) days of completion of each test.

b.	PM CEMS

88. No later than December 31, 2011, Westar shall install, correlate, maintain, and operate a PM CEMS on one JEC Unit as specified below. The PM CEMS shall comprise a continuous particle mass monitor measuring particulate matter concentration, directly or indirectly, on an hourly average basis and a diluent monitor used to convert the concentration to units expressed in lb/mmBTU. The PM CEMS must be appropriate for the anticipated stack conditions and capable of measuring PM concentrations on an hourly average basis. Westar shall maintain, in an electronic database, the hourly average emission values produced by the PM CEMS in lb/mmBTU. Except for periods of monitor Malfunction, maintenance, or repair, Westar shall continuously operate the PM CEMS at all times when the Unit it serves is operating.

89. No later than ninety (90) days before the installation of the PM CEMS, Westar shall submit to EPA and KDHE for review and approval pursuant to Section XII (Review and Approval of Submittals) of this Consent Decree a plan for the installation and correlation of the PM CEMS.

90. No later than forty-five (45) days before the installation of the PM CEMS, Westar shall submit to EPA and KDHE for review and approval pursuant to Section XII (Review and Approval of Submittals) of this Consent Decree a proposed Quality Assurance/Quality Control (“QA/QC”) protocol that shall be followed in correlating such PM CEMS. In developing both the plan for installation and correlation of the PM CEMS and the QA/QC protocol, Westar shall use the criteria set forth in 40 C.F.R. Part 60, Appendix B, Performance Specification 11, and Appendix F, Procedure 2. Following approval by EPA of the plans and protocol, in consultation with KDHE, Westar shall thereafter operate each PM CEMS in accordance with the approved plans and QA/QC protocol.

c.	PM Reporting

91. Following the installation of the PM CEMS, Westar shall begin and continue to report, pursuant to Section XI (Periodic Reporting), the data recorded by the PM CEMS, expressed in lb/mmBTU on a 3 hour rolling average basis in electronic format to EPA.

92. Although stack testing shall be used to determine compliance with the PM Emission Rate established by this Consent Decree, data from the PM CEMS shall be used, at a minimum, to monitor progress in reducing PM emissions.

93. Nothing in this Consent Decree is intended to, or shall, alter or waive any applicable law (including but not limited to any defenses, entitlements, challenges, or clarifications related to the Credible Evidence Rule, 62 Fed. Reg. 8314 (Feb. 24, 1997)) concerning the use of data for any purpose under the Act.

VII. PROHIBITION ON NETTING CREDITS OR OFFSETS FROM REQUIRED CONTROLS

94. Emission reductions at JEC that result from actions to be taken by Westar after entry of this Consent Decree to comply with the requirements of this Consent Decree shall not be considered as a creditable contemporaneous emission decrease for the purpose of obtaining a netting credit or offset under the Clean Air Act’s Nonattainment NSR and PSD programs.

95. The limitations on the generation and use of netting credits or offsets set forth in Paragraph 94 above do not apply to emission reductions achieved by any JEC Unit that are greater than those required under this Consent Decree. For purposes of this Paragraph, emission reductions from a JEC Unit are greater than those required under this Consent Decree if they result from Westar compliance with federally-enforceable emission limits that are more stringent than those limits imposed on JEC Units under this Consent Decree and under applicable provisions of the Clean Air Act or the Kansas State Implementation Plan.

96. Nothing in this Consent Decree is intended to preclude the emission reductions generated under this Consent Decree from being considered by the State of Kansas or EPA as creditable contemporaneous emission decreases for the purpose of attainment demonstrations submitted pursuant to § 110 of the Act, 42 U.S.C. § 7410, or in determining impacts on NAAQS, PSD increment, or air quality related values, including visibility, in a Class I area.

VIII. ENVIRONMENTAL MITIGATION PROJECTS

97. Westar shall implement the Environmental Projects (“Projects”) described in Appendix A in compliance with the approved plans and schedules for such Projects and other terms of this Consent Decree. Westar shall submit plans for the Projects to the United States and KDHE for review and approval pursuant to Section XII (Review and Approval of Submittals) of this Consent Decree in accordance with the schedules set forth in Appendix A. In implementing the Projects, Westar shall spend no less than $6 million in Project Dollars in accordance with the schedule provided in Appendix A.

98. Westar shall maintain, and present to the United States and KDHE, upon request, all documents to substantiate the Project Dollars expended and shall provide these documents to the United States within thirty (30) days of a request by the United States or KDHE for the documents.

99. All plans and reports prepared by Westar pursuant to the requirements of this Section of the Consent Decree shall be publicly available without charge.

100. Westar shall certify, as part of each plan submitted to the United States and KDHE for any Project, that Westar is not otherwise required by law to perform the Project described in the plan, that Westar is unaware of any other person who is required by law to perform the

Project, and that Westar will not use any Project, or portion thereof, to satisfy any obligations that it may have under other applicable requirements of law, including any applicable renewable portfolio standards.

101. Westar shall use good faith efforts to secure as much benefit as possible for the Project Dollars expended, consistent with the applicable requirements and limits of this Consent Decree.

102. If Westar elects (where such an election is allowed) to undertake a Project by contributing funds to another person or instrumentality that will carry out the Project, that person or instrumentality must in writing: (a) identify its legal authority for accepting such funding and (b) identify its legal authority to conduct the Project for which Westar contributes the funds. Regardless of whether Westar elects (where such election is allowed) to undertake a Project by itself or to do so by contributing funds to another person or instrumentality that will carry out the Project, Westar acknowledges that it will receive credit for the expenditure of such funds as Project Dollars only if Westar demonstrates that the funds have been actually spent by either Westar or by the person or instrumentality receiving them, and that such expenditures met all requirements of this Consent Decree.

103. Westar shall comply with the reporting requirements described in Appendix A.

104. Within sixty (60) days following the completion of each Project required under this Consent Decree, Westar shall submit to the United States and KDHE a report that documents the date that the Project was completed, Westar’s results of implementing the Project, including the emission reductions or other environmental benefits achieved, and the Project Dollars expended by Westar in implementing the Project.

105. Westar shall not financially benefit to a greater extent than any other member of the general public from the sale or transfer of technology obtained in the course of implementing any Project.

106. Project Dollar credit given for any Project shall reflect Westar’s net cost in implementing the Project, except for payments to Westar from a co-owner of JEC or from Mid-Kansas Electric Company (MKEC) or its successor or assign pursuant to the purchase power agreement between Westar and MKEC dated August 11, 2006, for their pro rata share (each an 8% share at the time of the execution of this Consent Decree) of Project Dollars.

107. Beginning one (1) year after entry of this Consent Decree, Westar shall provide the United States and KDHE with semi-annual updates concerning the progress of each Project.

IX. CIVIL PENALTY

108. No later than thirty (30) days from the date of entry of this Consent Decree, Westar shall pay to the United States a civil penalty in the amount of $2.75 million. The civil penalty shall be paid by Electronic Funds Transfer (“EFT”) to the United States Department of Justice, in accordance with current EFT procedures, referencing USAO File Number 2009v00090 and DOJ Case Number 90-5-2-1-08242 and the civil action case name and case number of this action. The costs of such EFT shall be Westar’s responsibility. Payment shall be made in accordance with instructions provided to Westar by the Financial Litigation Unit of the U.S. Attorney’s Office for the District of Kansas. Any funds received after 2:00 p.m. EDT shall be credited on the next business day. At the time of payment, Westar shall provide notice of payment, referencing the USAO File Number, the DOJ Case Number, and the civil action case name and case number, to the Department of Justice and to EPA in accordance with Section XVIII (Notices) of this Consent Decree.

109. No later than thirty (30) days from the date of entry of this Consent Decree, Westar shall pay to the Intervenor a civil penalty of $250,000 by certified or corporate check made payable to the Kansas Department of Health and Environment and sent to the following address:

Mr. Vick Cooper

Bureau of Air

Kansas Department of Health and Environment

1000 SW Jackson, Suite 310

Topeka, Kansas 66612-1366.

110. Failure to timely pay the civil penalty shall subject Westar to interest accruing from the date payment is due until the date payment is made at the rate prescribed by 28 U.S.C. § 1961, and shall render Westar liable for all charges, costs, fees, and penalties established by law for the benefit of a creditor or of the United States in securing payment.

111. Payments made pursuant to this Section are penalties within the meaning of Section 162(f) of the Internal Revenue Code, 26 U.S.C. § 162(f), and are not tax-deductible expenditures for purposes of federal law.

X. RESOLUTION OF CERTAIN CIVIL CLAIMS

112. Entry of this Consent Decree shall resolve all civil claims of the United States and Intervenor against Westar that arose from any modifications commenced at JEC before the date of lodging of this Consent Decree, including but not limited to those modifications alleged in the United States’ Complaint in this civil action, in the Notice of Violation issued to Westar on January 22, 2004, and in the Complaint In Intervention filed by the State of Kansas under:

a.	Part C of Subchapter I of the Clean Air Act, 42 U.S.C. §§ 7470 to 7492;

b.	Standards of Performance for New Stationary Sources Program, 42 U.S.C. §§ 7411 and 40 C.F.R. § 60.14 and K.A.R. 28-19-720;

c.	The federally-approved and enforceable Prevention of Significant Deterioration program of the Kansas State Implementation Plan, K.A.R. 28-19-350;

d.	Sections 502(a) and 504(a) of the Clean Air Act, §§ 7661 to 7661f and K.A.R. 28-19-500 through 518, but only to the extent that such claims are based on Westar’s failure to obtain an operating permit that reflects applicable requirements imposed under Part C of Subchapter I of the Clean Air Act; and

e.	The federally-approved and enforceable Construction Permit program of the Kansas State Implementation Plan, K.A.R. 28-19-300 through 304.

The claims resolved for purposes of this Paragraph under Part C of Subchapter I of the Clean Air Act shall not include claims based upon carbon dioxide (“CO2”) even if CO2 becomes regulated under Part C of Subchapter I of the Clean Air Act after the date of lodging of this Consent Decree.

XI. PERIODIC REPORTING

113. After entry of this Consent Decree, Westar shall submit to the United States and KDHE a periodic report, within sixty (60) days after the end of each half of the calendar year (January through June and July through December). The report shall include the following information:

a.

all information necessary to determine compliance with the requirements of the following Paragraphs of this Consent Decree: Paragraphs 50 through 68 concerning NOx emissions and monitoring, and the surrender of NOx Allowances; Paragraphs 69 through 81 concerning SO2 emissions and monitoring, and the surrender of SO2 Allowances; and Paragraphs 82 through 87 concerning PM emissions and monitoring. Westar shall include in these reports all data for which the bias adjustment factor has been excluded pursuant to Paragraphs 67 and 80;

b.	all data recorded by the PM CEMS as required by Paragraph 91, and all periods of monitor Malfunction, maintenance, and/or repair as provided in Paragraph 88;

c.

all information relating to Super-Compliant NOx and SO2 Allowances that Westar claims to have generated in accordance with Paragraphs 64 and 76 through compliance beyond the requirements of this Consent Decree;

d.	all information indicating that the installation and commencement of operation for a pollution control device may be delayed, including the nature and cause of the delay, and any steps taken by Westar to mitigate such delay; and

e.	all information relating to the NOx Offset Requirements pursuant to Paragraph 121.

114. In any periodic report submitted pursuant to this Section (Periodic Reporting), Westar may incorporate by reference information previously submitted under its Title V permitting requirements, provided that Westar attaches the Title V permit report (or the pertinent portions of such report) and provides a specific reference to the provisions of the Title V permit report that are responsive to the information required in the periodic report.

115. In addition to the report required by Paragraph 114, if Westar violates or deviates from any provision of this Consent Decree, Westar shall submit to the United States and KDHE a report on the violation or deviation within ten (10) Business Days after Westar knew or should have known of the event. In the report, Westar shall explain the cause or causes of the violation or deviation and any measures taken or to be taken by Westar to cure the reported violation or deviation or to prevent such violation or deviation in the future. If at any time, the provisions of this Consent Decree are included in Title V Permits, consistent with the requirements for such inclusion in this Consent Decree, then the deviation reports required under applicable Title V regulations shall be deemed to satisfy all the requirements of this Paragraph.

116. Each Westar report shall be signed by Westar’s Title V Responsible Official for JEC, or his or her equivalent or designee of at least the rank of Vice President, and shall contain the following certification:

This information was prepared either by me or under my direction or supervision in accordance with a system designed to assure that qualified personnel properly gather and evaluate the information submitted. Based on my evaluation, or the direction and my inquiry of the person(s) who manage the system, or the person(s) directly responsible for gathering the information, I hereby certify under penalty of law that, to the best of my knowledge and belief, this information is true, accurate, and complete. I understand that there are significant penalties for submitting false, inaccurate, or incomplete information to the United States.

117. If any NOx or SO2 Allowances are surrendered to any non-profit third party pursuant to Sections IV (NOx Emissions Reductions and Controls) and V (SO2 Emissions Reductions and Controls), the non-profit third party’s certification shall be signed by a managing officer of the non-profit third party and shall contain the following language:

I certify under penalty of law that                          [name of non-profit third party] will not sell, trade, or otherwise exchange any of the allowances and will not use any of the allowances to meet any obligation imposed by any environmental law. I understand that there are significant penalties for making misrepresentations to or misleading the United States.

XII. REVIEW AND APPROVAL OF SUBMITTALS

118. Westar shall submit each plan, report, or other submission to EPA and KDHE whenever such a document is required to be submitted for review or approval pursuant to this Consent Decree. EPA, in consultation with KDHE, may approve the submittal or decline to approve it and provide written comments. Within sixty (60) days of receiving written comments from EPA, in consultation with KDHE, Westar shall either: (a) revise the submittal consistent with the written comments and provide the revised submittal for final approval to EPA, in consultation with KDHE; or (b) submit the matter for dispute resolution, including the period of informal negotiations, under Section XV (Dispute Resolution) of this Consent Decree.

119. Upon receipt of EPA’s final approval of the submittal, or upon completion of the submittal pursuant to dispute resolution, Westar shall implement the approved submittal in accordance with the schedule specified therein.

XIII. STIPULATED PENALTIES

120. For any failure by Westar to comply with the terms of this Consent Decree, and subject to the provisions of Sections XIV (Force Majeure) and XV (Dispute Resolution), Westar shall pay, within thirty (30) days after receipt of written demand to Westar by the United States, the following stipulated penalties to the United States:

Consent Decree Violation	Stipulated Penalty

a. Failure to pay the civil penalty as specified in Section IX (Civil Penalty) of this Consent Decree	$10,000 per day

b. Failure to comply with any applicable 30-Day Rolling Average Unit Emission Rate for NOx or SO2, 30-Day Rolling Average Unit Removal Efficiency for SO2, Plant-Wide 30-Day Rolling Average Emission Rate or Emission Rate for PM, where the violation is less than 5% in excess of the limits set forth in this Consent Decree	$2,500 per day per violation

c. Failure to comply with any applicable 30-Day Rolling Average Unit Emission Rate for NOx or SO2, 30-Day Rolling Average Unit Removal Efficiency for SO2, Plant-Wide 30-Day Rolling Average Emission Rate or Emission Rate for PM, where the violation is equal to or greater than 5% but less than 10% in excess of the limits set forth in this Consent Decree	$5,000 per day per violation

d. Failure to comply with any applicable 30-Day Rolling Average Unit Emission Rate for NOx or SO2, 30-Day Rolling Average Unit Removal Efficiency for SO2, Plant-Wide 30-Day Rolling Average Emission Rate or Emission Rate for PM, where the violation is equal to or greater than 10% in excess of the limits set forth in this Consent Decree	$10,000 per day per violation

e. Failure to comply with a Plant-Wide 12-Month Rolling Tonnage limitation for SO2	$5,000 per ton for the first 100 tons, and $10,000 per ton for each additional ton above 100 tons, plus the surrender of SO2 Allowances in an amount equal to two times the number of tons by which the limitation was exceeded.

f. Failure to comply with a Plant-Wide 12-Month Rolling Tonnage limitation for NOx	$5,000 per ton for the first 100 tons, and $10,000 per ton for each additional ton above 100 tons, plus offset NOx emissions in an amount that is at least equal to the number of tons by which the limitation was exceeded, in accordance with the requirements of Paragraph 121, below

g. Failure to install, commence operation, or continue operation of the NOx, SO2, and PM pollution control devices on any Unit	$10,000 per day per violation during the first 30 days, $37,500 per day per violation thereafter

h. Failure to install or operate CEMS as required by this Consent Decree	$1,000 per day per violation

i. Failure to conduct annual stack tests of PM emissions, as required in Paragraph 85	$5,000 per day per violation

j. Failure to apply for any permit required by Section XVI	$1,000 per day per violation

k. Failure to timely submit, modify, or implement, as approved, the reports, plans, studies, analyses, protocols, or other submittals required by this Consent Decree	$750 per day per violation during the first ten days, $1,000 per day per violation thereafter

l. Using, selling, or transferring SO2 Allowances, except as permitted by this Consent Decree	the surrender, pursuant to the procedures set forth in this Consent Decree, of SO2 Allowances in an amount equal to four times the number of SO2 Allowances used, sold, or transferred in violation of this Consent Decree

m. Using, selling or transferring NOx Allowances except as permitted by this Consent Decree	the surrender, pursuant to the procedures set forth in this Consent Decree, of NOx Allowances in an amount equal to four times the number of NOx Allowances used, sold, or transferred in violation of this Consent Decree

n. Failure to surrender an SO2 Allowance as required by this Consent Decree	(a) $37,500 per day plus (b) $1,000 per SO2 Allowance

o. Failure to demonstrate the third-party surrender of an SO2 Allowance.	$2,500 per day per violation

p. Failure to undertake and complete any of the Environmental Mitigation Projects in compliance with Section VIII (Environmental Mitigation Projects) of this Consent Decree	$1,000 per day per violation during the first 30 days, $5,000 per day per violation thereafter

q. Any other violation of this Consent Decree	$1,000 per day per violation

121. NOx Offset Requirements

a.	No later than ninety (90) days following written demand by the United States for stipulated penalties pursuant to Paragraph 120(f), Westar shall submit a plan pursuant to Section XII (Review and Approval of Submittals), to obtain actual emission reductions of NOx from sources in Kansas other than JEC to offset excess NOx emissions as required by Paragraph 120(f).

b.	Such plan shall describe the manner in which Westar will obtain the required NOx emission reductions, and shall ensure that the total tons of NOx emissions that exceeded the Plant-Wide 12-Month Rolling Tonnage limitation for NOx are offset, no later than three (3) years from the date the plan is approved pursuant to Section XII (Review and Approval of Submittals).

c.	Westar shall implement the project(s) in the approved plan in a manner which ensures that the offsetting NOx emissions are obtained no later than three (3) years from the date the plan is approved pursuant to Section XII (Review and Approval of Submittals). In the next report submitted to EPA pursuant to Section XI (Periodic Reporting) following three (3) years from the date the plan is approved, Westar shall provide documentation to demonstrate that it fully and timely obtained the offsetting NOx emission reductions in accordance with the approved plan.

d.	NOx emission reductions required by the Clean Air Act, its implementing regulations, or a state implementation plan shall not be approved as emission reductions to offset NOx emissions pursuant to Paragraph 120(f). EPA will apply Clean Air Act § 173(c), 40 C.F.R. § 51.165, and Appendix S to Part 51 for purposes of determining whether to approve the proposed plan.

122. Violations of any limit based on a 30-day rolling average constitute thirty (30) days of violation but where such a violation (for the same pollutant and from the same Unit) recurs within periods less than thirty (30) days, Westar shall not be obligated to pay a daily stipulated penalty for any day of the recurrence for which a stipulated penalty has already been paid.

123. All stipulated penalties shall begin to accrue on the day after the performance is due or on the day a violation occurs, whichever is applicable, and shall continue to accrue until performance is satisfactorily completed or until the violation ceases. Nothing in this Consent Decree shall prevent the simultaneous accrual of separate stipulated penalties for separate violations of this Consent Decree.

124. Westar shall pay all stipulated penalties to the United States within thirty (30) days of receipt of written demand to Westar from the United States, and shall continue to make such payments every thirty (30) days thereafter until the violation(s) no longer continues, unless Westar elects within 20 days of receipt of written demand to Westar from the United States to dispute the accrual of stipulated penalties in accordance with the provisions in Section XV (Dispute Resolution) of this Consent Decree.

125. Stipulated penalties shall continue to accrue as provided in accordance with Paragraph 120 during any dispute, with interest on accrued stipulated penalties payable and calculated at the rate established by the Secretary of the Treasury, pursuant to 28 U.S.C. § 1961, but need not be paid until the following:

a.	If the dispute is resolved by agreement, or by a decision of Plaintiff pursuant to Section XV (Dispute Resolution) of this Consent Decree that is not appealed to the Court, accrued stipulated penalties agreed or determined to be owing, together with accrued interest, shall be paid within thirty (30) days of the effective date of the agreement or of the receipt of EPA’s decision;

b.	If the dispute is appealed to the Court and Plaintiff prevails in whole or in part, Westar shall, within sixty (60) days of receipt of the Court’s decision or order, pay all accrued stipulated penalties determined by the Court to be owing, together with accrued interest, except as provided in Subparagraph c., below;

c.	If the Court’s decision is appealed by any Party, Westar shall, within fifteen (15) days of receipt of the final appellate court decision, pay all accrued stipulated penalties determined to be owing, together with accrued interest.

For purposes of this Paragraph, the accrued stipulated penalties agreed by the Parties, or determined by the Plaintiff through Dispute Resolution, to be owing may be less than the stipulated penalty amounts set forth in Paragraph 120.

126. All stipulated penalties shall be paid in the manner set forth in Section IX (Civil Penalty) of this Consent Decree.

127. Should Westar fail to pay stipulated penalties in compliance with the terms of this Consent Decree, the United States shall be entitled to collect interest on such penalties, as provided for in 28 U.S.C. § 1961.

128. The stipulated penalties provided for in this Consent Decree shall be in addition to any other rights, remedies, or sanctions available to the United States by reason of Westar’s failure to comply with any requirement of this Consent Decree or applicable law, except that for any violation of the Act for which this Consent Decree provides for payment of a stipulated penalty, Westar shall be allowed a credit for stipulated penalties paid against any statutory penalties also imposed for such violation.

129. Affirmative Defense for Malfunctions. If Westar exceeds any 30-Day Rolling Average Unit Emission Rate, 30-Day Rolling Average Unit Removal Efficiency or Plant-Wide 30-Day Rolling Average Emission Rate due to a Malfunction, Westar, bearing the burden of proof, has an affirmative defense to stipulated penalties under this Consent Decree if Westar complies with the reporting requirements of Paragraph 131, and demonstrates all of the following:

a.	the excess emissions were caused by a sudden, unavoidable breakdown of technology, beyond Westar’s control;

b.	the excess emissions (1) did not stem from any activity or event that could have been foreseen and avoided, or planned for, and (2) could not have been avoided by better operation and maintenance practices;

c.	to the maximum extent practicable, the air pollution control equipment and processes were maintained and operated in a manner consistent with good practice for minimizing emissions;

d.	repairs were made in an expeditious fashion when Westar knew or should have known that an applicable 30-Day Rolling Average Unit Emission Rate, 30-Day Rolling Average Unit Removal Efficiency or Plant-Wide 30-Day Rolling Average Emission Rate was being or would be exceeded. Off-shift labor and overtime must have been utilized, to the extent practicable, to ensure that such repairs were made as expeditiously as practicable;

e.	the amount and duration of the excess emissions (including any bypass) were minimized to the maximum extent practicable during periods of such emissions;

f.	all possible steps were taken to minimize the impact of the excess emissions on ambient air quality;

g.	all emission monitoring systems were kept in operation if at all possible;

h.	Westar’s actions in response to the excess emissions were documented by properly signed, contemporaneous operating logs, or other relevant evidence;

i.	the excess emissions were not part of a recurring pattern indicative of inadequate design, operation, or maintenance; and

j.	Westar properly and promptly notified EPA and KDHE as required by this Consent Decree.

130. To assert an affirmative defense for Malfunction under Paragraph 129, Westar shall submit all data demonstrating the actual emissions for the day the Malfunction occurs and the 29-day period following the day the Malfunction occurs. Westar may also, if it elects, submit emissions data for the same 30-day period but that excludes the excess emissions.

131. Westar shall provide notice to EPA and KDHE in writing of its intent to assert an affirmative defense for Malfunction under Paragraph 129 as soon as practicable, but in no event later than twenty-one (21) days following the date of the Malfunction. This notice shall be submitted to EPA and KDHE pursuant to Section XVIII (Notices), include all information to demonstrate that Westar satisfies the criteria specified in Paragraph 129, above, and include all of the following information:

a.	the magnitude of the excess emissions expressed in lb/mmBTU or % removal efficiency and the operating data and calculations used in determining the magnitude of the excess emissions;

b.	the time and duration or expected duration of the excess emissions;

c.	the identity of the equipment from which the excess emissions emanated;

d.	the nature and cause of the Malfunction;

e.	the steps taken to remedy the Malfunction and the steps taken or planned to prevent the recurrence of the Malfunction;

f.	the steps that were or are being taken to limit the excess emissions; and

g.	if applicable, a list of the steps taken to comply with permit conditions governing JEC Unit’s operation during periods of Malfunction.

XIV. FORCE MAJEURE

132. For purposes of this Consent Decree, a “Force Majeure Event” shall mean an event that has been or will be caused by circumstances beyond the control of Westar, its contractors, or any entity controlled by Westar that delays compliance with any provision of this Consent Decree or otherwise causes a violation of any provision of this Consent Decree despite Westar’s best efforts to fulfill the obligation. “Best efforts to fulfill the obligation” include using the best efforts to anticipate any potential Force Majeure Event and to address the effects of any such event (a) as it is occurring and (b) after it has occurred, such that the delay and any adverse environmental effect of the violation is minimized to the greatest extent possible.

133. Notice of Force Majeure Events. If any event occurs or has occurred that may delay compliance with or otherwise cause a violation of any obligation under this Consent Decree, as to which Westar intends to assert a claim of Force Majeure, Westar shall notify EPA and KDHE in writing as soon as practicable, but in no event later than twenty-one (21) Business Days following the date Westar first knew, or by the exercise of due diligence should have known, that the event caused or may cause such delay or violation. In this notice, Westar shall reference this Paragraph of this Consent Decree and describe the anticipated length of time that the delay or violation may persist, the cause or causes of the delay or violation, all measures taken or to be taken by Westar to prevent or minimize the delay and any adverse environmental effect of the violation, the schedule by which Westar proposes to implement those measures, and Westar’s rationale for attributing a delay or violation to a Force Majeure Event. Westar shall adopt all reasonable measures to avoid or minimize such delays or violations and any resulting adverse environmental effects. Westar shall be deemed to know of any circumstance which Westar, its contractors, or any entity controlled by Westar knew or should have known.

134. Failure to Give Notice. If Westar fails to comply with the notice requirements of this Section, EPA, in consultation with KDHE may void Westar’s claim for Force Majeure as to the specific event for which Westar has failed to comply with such notice requirement.

135. EPA’s Response. EPA shall notify Westar in writing regarding Westar’s claim of Force Majeure as soon as reasonably practicable. If EPA, in consultation with KDHE agrees that a delay in performance has been or will be caused by a Force Majeure Event, EPA and Westar shall stipulate to an extension of deadline(s) for performance of the affected compliance requirement(s) by a period equal to the delay actually caused by the event. In such circumstances, an appropriate modification shall be made pursuant to Section XXII (Modification) of this Consent Decree.

136. Disagreement. If EPA, in consultation with KDHE does not accept Westar’s claim of Force Majeure, or if EPA, in consultation with KDHE and Westar cannot agree on the length of the delay actually caused by the Force Majeure Event, the matter shall be resolved in accordance with Section XV (Dispute Resolution) of this Consent Decree.

137. Burden of Proof. In any dispute regarding Force Majeure, Westar shall bear the burden of proving that any delay in performance or any other violation of any requirement of this Consent Decree was caused by or will be caused by a Force Majeure Event. Westar shall also bear the burden of proving that Westar gave the notice required by this Section and the burden of proving the anticipated duration and extent of any delay(s) attributable to a Force Majeure Event. An extension of one compliance date based on a particular event may, but will not necessarily, result in an extension of a subsequent compliance date.

138. Events Excluded. Unanticipated or increased costs or expenses associated with the performance of Westar’s obligations under this Consent Decree shall not constitute a Force Majeure Event.

139. Potential Force Majeure Events. The Parties agree that, depending upon the circumstances related to an event and Westar’s response to such circumstances, the kinds of events listed below are among those that could qualify as Force Majeure Events within the meaning of this Section: construction, labor, or equipment delays; Malfunction of a Unit or emission control device; unanticipated coal supply or pollution control reagent delivery interruptions; acts of God; acts of war or terrorism; and orders by a government official, government agency, other regulatory authority, or a regional transmission organization, acting under and authorized by applicable law, that directs Westar to supply electricity in response to a system-wide (state-wide or regional) emergency. Depending upon the circumstances and Westar’s response to such circumstances, failure of a permitting authority to issue a necessary permit in a timely fashion may constitute a Force Majeure Event where the failure of the permitting authority to act is beyond the control of Westar and Westar has taken all steps available to it to obtain the necessary permit, including, but not limited to: submitting a complete permit application; responding to requests for additional information by the permitting authority in a timely fashion; and accepting lawful permit terms and conditions after expeditiously exhausting any legal rights to appeal terms and conditions imposed by the permitting authority.

140. As part of the resolution of any matter submitted to this Court under Section XV (Dispute Resolution) of this Consent Decree regarding a claim of Force Majeure, the Parties by agreement, or this Court by order, may in appropriate circumstances extend or modify the schedule for completion of work under this Consent Decree to account for the delay in the work that occurred as a result of any delay agreed to by the United States or approved by the Court. Westar shall be liable for stipulated penalties for its failure thereafter to complete the work in accordance with the extended or modified schedule.

XV. DISPUTE RESOLUTION

141. The dispute resolution procedure provided by this Section shall be available to resolve all disputes arising under this Consent Decree, provided that the Party invoking such procedure has first made a good faith attempt to resolve the matter with the other Party.

142. The dispute resolution procedure required herein shall be invoked by one Party giving written notice to the other Party advising of a dispute pursuant to this Section. The notice shall describe the nature of the dispute and shall state the noticing Party’s position with regard to such dispute. The Party receiving such a notice shall acknowledge receipt of the notice, and the Parties in dispute shall expeditiously schedule a meeting to discuss the dispute informally not later than fourteen (14) days following receipt of such notice.

143. Disputes submitted to dispute resolution under this Section shall, in the first instance, be the subject of informal negotiations among the disputing Parties. Such period of informal negotiations shall not extend beyond thirty (30) days from the date of the first meeting among the Parties’ representatives unless they agree in writing to shorten or extend this period. During the informal negotiations period, the disputing Parties may also submit their dispute to a mutually-agreed-upon alternative dispute resolution (ADR) forum if the Parties agree that the ADR activities can be completed within the 30-day informal negotiations period (or such longer period as the Parties may agree to in writing).

144. If the Parties are unable to reach agreement during the informal negotiation period, EPA or KDHE shall provide Westar with a written summary of its position regarding the dispute.

The written position provided by EPA shall be considered binding unless, within forty-five (45) days thereafter, Westar seeks judicial resolution of the dispute by filing a petition with this Court. EPA may respond to the petition within forty-five (45) days of filing.

145. Where the nature of the dispute is such that a more timely resolution of the issue is required, the time periods set forth in this Section may be shortened upon motion of one of the Parties to the dispute.

146. This Court shall not draw any inferences nor establish any presumptions adverse to either Party as a result of invocation of this Section or the Parties’ inability to reach agreement.

147. As part of the resolution of any dispute under this Section, in appropriate circumstances the Parties may agree, or this Court may order, an extension or modification of the schedule for the completion of the activities required under this Consent Decree to account for the delay that occurred as a result of dispute resolution. Westar shall be liable for stipulated penalties for its failure thereafter to complete the work in accordance with the extended or modified schedule, provided that Westar shall not be precluded from asserting that a Force Majeure Event has caused or may cause a delay in complying with the extended or modified schedule.

148. The Court shall decide all disputes pursuant to applicable principles of law for resolving such disputes. In their initial filings with the Court under Paragraph 144, the Parties shall state their respective positions as to the applicable standard of law for resolving the particular dispute.

XVI. PERMITS

149. Unless expressly stated otherwise in this Consent Decree, in any instance where otherwise applicable law or this Consent Decree requires Westar to secure a permit to authorize construction or operation of any device, including all preconstruction, construction, and operating permits required under state law, Westar shall make such application(s) to KDHE in a timely manner. EPA will use its best efforts to expeditiously review all permit applications submitted by Westar in order to meet the requirements of this Consent Decree.

150. When permits are required as described in Paragraph 149, Westar shall complete and submit applications for such permits to KDHE and any other appropriate authorities to allow sufficient time for all legally required processing and review of the permit request, including requests for additional information by the permitting authorities. Any failure by Westar to submit a timely permit application for any JEC Unit shall bar any use by Westar of Section XIV (Force Majeure) of this Consent Decree, where a Force Majeure claim is based on permitting delays.

151. Notwithstanding the reference to Title V or other federally enforceable permits in this Consent Decree, the enforcement of such permits shall be in accordance with their own terms and the Act. The Title V or other federally enforceable permits shall not be enforceable under this Consent Decree, although any term or limit established by or under this Consent Decree shall be enforceable under this Consent Decree regardless of whether such term has or will become part of a Title V or other federally enforceable permit, subject to the terms of Section XXVI (Conditional Termination of Enforcement Under Decree) of this Consent Decree.

152. Within one hundred eighty (180) days after entry of this Consent Decree, Westar shall amend any applicable Title V permit application, or apply for amendments of its Title V permits, to include a schedule for all Unit-specific and plant-specific performance, operational, maintenance, and control technology requirements established by this Consent Decree including, but not limited to, emission rates, removal efficiencies, tonnage limitations, and the requirement in Paragraph 73 pertaining to the surrender of SO2 Allowances.

153. Within one (1) year from the commencement of operation of each pollution control device to be installed, upgraded, or operated on a Unit under this Consent Decree, Westar shall apply to include the requirements and limitations enumerated in this Consent Decree in either a federally enforceable non-Title V permit or request a site-specific amendment to the Kansas SIP to include the requirement and limitations enumerated in this Consent Decree. The permit or SIP amendment shall require compliance with the following: (a) any applicable rolling average unit emission rate or rolling average unit removal efficiency for SO2, (b) the allowance surrender requirements set forth in this Consent Decree, and (c) any applicable plant-wide emissions limit set forth in this Consent Decree.

154. For each JEC Unit, Westar shall provide EPA with a copy of each application for a permit to address or comply with any provision of this Consent Decree, as well as a copy of any permit proposed as a result of such application, to allow for timely participation in any public comment opportunity.

155. If Westar sells or transfers to an entity unrelated to Westar (“Third Party Purchaser”) part or all of its ownership interest in any JEC Unit (“Ownership Interest”) covered under this Consent Decree, Westar shall comply with the requirements of Section XIX (Sales or Transfers of Ownership Interest) with regard to that Ownership Interest before any such sale or transfer unless, following any such sale or transfer, Westar remains the holder of the Title V or other federally enforceable permit for such facility.

XVII. INFORMATION COLLECTION AND RETENTION

156. Any authorized representative of the United States or KDHE, including their attorneys, contractors, and consultants, upon presentation of credentials, shall have a right of entry upon the premises of JEC at any reasonable time for the purpose of:

a.	monitoring the progress of activities required under this Consent Decree;

b.	verifying any data or information submitted to the United States in accordance with the terms of this Consent Decree;

c.	obtaining samples and, upon request, splits of any samples taken by Westar or its representatives, contractors, or consultants; and

d.	assessing Westar’s compliance with this Consent Decree.

157. Westar shall retain, and instruct its contractors and agents to preserve, all non-identical copies of all records and documents (including records and documents in electronic form) now in its or its contractors’ or agents’ possession or control, and that directly relate to Westar’s performance of its obligations under this Consent Decree for the following periods: (a) until December 31, 2020, for records concerning physical or operational changes undertaken in accordance with Section IV (NOx Emission Reductions and Controls) and Section V (SO2 Emission Reductions and Controls); and (b) until December 31, 2017, for all other records. This record retention requirement shall apply regardless of any corporate document retention policy to the contrary.

158. All information and documents submitted by Westar pursuant to this Consent Decree shall be subject to any requests under applicable law providing public disclosure of documents unless (a) the information and documents are subject to legal privileges or protection or (b) Westar claims and substantiates in accordance with 40 C.F.R. Part 2 that the information and documents contain confidential business information.

159. Nothing in this Consent Decree shall limit the authority of the EPA to conduct tests and inspections at Westar’s facilities under Section 114 of the Act, 42 U.S.C. § 7414, or any other applicable federal or state laws, regulations or permits.

XVIII. NOTICES

160. Unless otherwise provided herein, whenever notifications, submissions, or communications are required by this Consent Decree, they shall be made in writing and addressed as follows:

As to the United States of America:

Chief, Environmental Enforcement Section

Environment and Natural Resources Division

U.S. Department of Justice

P.O. Box 7611, Ben Franklin Station

601 D Street

Washington, D.C. 20044-7611

DJ# 90-5-2-1-08242

and

Director, Air Enforcement Division

Office of Enforcement and Compliance Assurance

U.S. Environmental Protection Agency

Ariel Rios Building [2242A]

1200 Pennsylvania Avenue, N.W.

Washington, DC 20460

and

Regional Administrator

U.S. EPA Region VII

901 North 5th Street

Kansas City, Kansas 66101

As to Intervenor the State of Kansas:

Section Chief, Compliance and Enforcement Section

Bureau of Air and Radiation

Kansas Department of Health and Environment

1000 SW Jackson, Suite 310

Topeka, Kansas 66612-1366

As to Westar:

Vice President - Generation

Ken Johnson

Westar Energy

818 S. Kansas Ave.

P. O. Box 889

Topeka, KS 66601

and

General Counsel

Larry Irick

Westar Energy

818 S. Kansas Ave.

P. O. Box 889

Topeka, KS 66601

and

Director-Environmental Services

William L. Eastman

Westar Energy

818 S. Kansas Ave.

P. O. Box 889

Topeka, KS 66601

and

John M. Holloway III

Elizabeth C. Williamson

Winston & Strawn LLP

1700 K Street, N.W.

Washington, DC 20006-3817

161. All notifications, communications or submissions made pursuant to this Section shall be sent either by: (a) overnight mail or delivery service, or (b) certified or registered mail, return receipt requested. All notifications, communications and transmissions (a) sent by overnight, certified or registered mail shall be deemed submitted on the date they are postmarked, or (b) sent by overnight delivery service shall be deemed submitted on the date they are delivered to the delivery service.

162. Any Party may change either the notice recipient or the address for providing notices to it by serving the other Party with a notice setting forth such new notice recipient or address.

XIX. SALES OR TRANSFERS OF OWNERSHIP INTERESTS

163. If Westar proposes to sell or transfer an Ownership Interest to a Third Party Purchaser, it shall advise the Third Party Purchaser in writing of the existence of this Consent

Decree prior to such sale or transfer, and shall send a copy of such written notification to the Plaintiff and Intervenor pursuant to Section XVIII (Notices) of this Consent Decree at least sixty (60) days before such proposed sale or transfer.

164. No sale or transfer of an Ownership Interest shall take place before the Third Party Purchaser and EPA and KDHE have executed, and the Court has approved, a modification pursuant to Section XXII (Modification) of this Consent Decree making the Third Party Purchaser a party defendant to this Consent Decree and jointly and severally liable with Westar for all the requirements of this Decree that may be applicable to the transferred or purchased Ownership Interests, except as provided in Paragraph 166.

165. This Consent Decree shall not be construed to impede the transfer of any Ownership Interests between Westar and any Third Party Purchaser as long as the requirements of this Consent Decree are met. This Consent Decree shall not be construed to prohibit a contractual allocation – as between Westar and any Third Party Purchaser of Ownership Interests – of the burdens of compliance with this Decree, provided that both Westar and such Third Party Purchaser shall remain jointly and severally liable to the United States and Intervenor for the obligations of the Decree applicable to the transferred or purchased Ownership Interests, except as provided in Paragraph 166.

166. If the United States agrees, the United States, Intervenor, Westar, and the Third Party Purchaser that has become a party defendant to this Consent Decree pursuant to Paragraph 164, may execute a modification that relieves Westar of its liability under this Consent Decree for, and makes the Third Party Purchaser liable for, all obligations and liabilities applicable to the purchased or transferred Ownership Interests. Notwithstanding the foregoing, however, Westar may not assign, and may not be released from, any obligation under this Consent Decree that is not specific to the purchased or transferred Ownership Interests, including the obligations set forth in Sections VIII (Environmental Mitigation Projects) and IX (Civil Penalty). Westar may propose and the United States may agree to restrict the scope of joint and several liability of any purchaser or transferee for any obligations of this Consent Decree that are not specific to the transferred or purchased Ownership Interests, to the extent such obligations may be adequately separated in an enforceable manner.

XX. EFFECTIVE DATE

167. The effective date of this Consent Decree shall be the date upon which this Consent Decree is entered by the Court.

XXI. RETENTION OF JURISDICTION

168. Continuing Jurisdiction. The Court shall retain jurisdiction of this case after entry of this Consent Decree to enforce compliance with the terms and conditions of this Consent Decree and to take any action necessary or appropriate for its interpretation, construction, execution, modification, or adjudication of disputes. During the term of this Consent Decree, either Party to this Consent Decree may apply to the Court for any relief necessary to construe or effectuate this Consent Decree.

XXII. MODIFICATION

169. The terms of this Consent Decree may be modified only by a subsequent written agreement signed by both Parties. Where the modification constitutes a material change to any term of this Decree, it shall be effective only upon approval by the Court.

XXIII. GENERAL PROVISIONS

170. At any time prior to termination of this Consent Decree, Westar may request approval from EPA, in consultation with KDHE, to implement control technology for NOx to meet the required Emission Rate applicable to any JEC Unit, other than what is required by this Consent Decree. In seeking such approval, Westar must demonstrate that such alternative control technology is capable of achieving and maintaining the Emissions Rate applicable to the Unit, and that the alternative control technology will allow Westar to achieve and thereafter maintain a Plant-Wide 30-Day Rolling Average Emission Rate for NOx of no less stringent than 0.100 lb/mmBTU. Approval of such a request is solely at the discretion of EPA. If EPA, in consultation with KDHE approves Westar’s request, nothing in this Paragraph shall relieve Westar from complying with any other requirement of this Consent Decree applicable to such Unit (e.g., Plant-Wide 30-Day Rolling Average Emission Rates, Plant-Wide 12-Month Tonnage limitations, and the requirement to obtain a federally enforceable non-Title V permit that includes the Unit-specific performance, operational, maintenance, and control technology requirements for such Unit).

171. This Consent Decree is not a permit. Compliance with the terms of this Consent Decree does not guarantee compliance with all applicable federal, state, or local laws or regulations. The emission rates set forth herein do not relieve Westar from any obligation to comply with other state and federal requirements under the Clean Air Act, including Westar’s obligation to satisfy any state modeling requirements set forth in the Kansas State Implementation Plan.

172. This Consent Decree does not apply to any claim(s) of alleged criminal liability.

173. In any subsequent administrative or judicial action initiated by the United States or Intervenor for injunctive relief or civil penalties relating to the Jeffrey Energy Center, Westar shall not assert any defense or claim based upon principles of waiver, res judicata, collateral estoppel, issue preclusion, claim preclusion, or claim splitting, or any other defense based upon the contention that the claims raised by the United States or Intervenor in the subsequent proceeding were brought, or should have been brought, in the instant case; provided, however, that nothing in this Paragraph is intended to affect the validity of Section X (Resolution of Certain Civil Claims).

174. Except as specifically provided by this Consent Decree, nothing in this Consent Decree shall relieve Westar of its obligation to comply with all applicable federal, state, and local laws and regulations. Subject to the provisions in Section X (Resolution of Certain Civil Claims), nothing contained in this Consent Decree shall be construed to prevent or limit the rights of the United States to obtain penalties or injunctive relief under the Act or other federal, state, or local statutes, regulations, or permits.

175. Each limit and/or other requirement established by or under this Decree is a separate, independent requirement.

176. Performance standards, emissions limits, and other quantitative standards set by or under this Consent Decree must be met to the number of significant digits in which the standard or limit is expressed. For example, an Emission Rate of 0.100 is not met if the actual Emission Rate is 0.101. Westar shall round the fourth significant digit to the nearest third significant digit, or the third significant digit to the nearest second significant digit, depending upon whether the limit is expressed to three or two significant digits. For example, if an actual Emission Rate is 0.1004, that shall be reported as 0.100, and shall be in compliance with an Emission Rate of 0.100, and if an actual Emission Rate is 0.1005, that shall be reported as 0.101, and shall not be in compliance with an Emission Rate of 0.100. Westar shall report data to the number of significant digits in which the standard or limit is expressed.

177. For the purpose of determining compliance with any Plant-Wide 12-Month Rolling Tonnage limit in this Consent Decree, such limit shall apply prospectively from the specified date on which the 12 month period begins. For example, if Westar must comply with a Plant-Wide 12-Month Rolling Tonnage limit on June 1, 2010, compliance with the limit will first be determined 12 months after June 1, 2010.

178. In computing any period of time under this Consent Decree for any notification, submission, or communication, where the last day would fall on a Saturday, Sunday, or federal holiday, the period shall run until the next Business Day.

179. This Consent Decree does not limit, enlarge or affect the rights of any Party to this Consent Decree as against any third parties.

180. This Consent Decree constitutes the final, complete and exclusive agreement and understanding between the Parties with respect to the settlement embodied in this Consent Decree, and supercedes all prior agreements and understandings between the Parties related to the subject matter herein. No document, representation, inducement, agreement, understanding, or promise constitutes any part of this Decree or the settlement it represents, nor shall they be used in construing the terms of this Consent Decree.

181. Each Party to this action shall bear its own costs and attorneys’ fees.

XXIV. SIGNATORIES

182. Each undersigned representative of the Parties certifies that he or she is fully authorized to enter into the terms and conditions of this Consent Decree and to execute and legally bind to this document the Party he or she represents.

183. This Consent Decree may be signed in counterparts, and such counterpart signature pages shall be given full force and effect.

XXV. PUBLIC COMMENT

184. The Parties agree and acknowledge that final approval by the United States and entry of this Consent Decree is subject to the procedures of 28 C.F.R. § 50.7, which provides for notice of the lodging of this Consent Decree in the Federal Register, an opportunity for public comment, and the right of the United States to withdraw or withhold consent if the comments disclose facts or considerations which indicate that the Consent Decree is inappropriate, improper or inadequate. Westar shall not oppose entry of this Consent Decree by this Court or challenge any provision of this Consent Decree unless the United States has notified Westar, in writing, that the United States no longer supports entry of the Consent Decree.

XXVI. CONDITIONAL TERMINATION OF ENFORCEMENT UNDER DECREE

185. Termination as to Completed Tasks. As soon as Westar completes a construction project or any other requirement of this Consent Decree that is not ongoing or recurring, Westar may, by motion to this Court, seek termination of the provision or provisions of this Consent Decree that imposed the requirement.

186. Conditional Termination of Enforcement Through the Consent Decree. After Westar:

a.	has successfully completed construction, and has maintained operation, of all pollution controls as required by this Consent Decree for a period of two years; and

b.	has obtained all the final permits required by Section XVI (Permits) of this Consent Decree covering JEC that include as federally enforceable permit terms, all of the Unit and Plant performance and other requirements specified in this Consent Decree;

then Westar may so certify these facts to the United States, Intervenor, and this Court. If the United States or Intervenor does not object in writing with specific reasons within forty-five (45) days of receipt of Westar’s certification, then, for any Consent Decree violations that occur after Westar’s certification, the United States or Intervenor shall pursue enforcement through the applicable permit(s) and not through this Consent Decree.

187. Resort to Enforcement under this Consent Decree. Notwithstanding Paragraphs 185 and 186, if enforcement of a provision in this Decree cannot be pursued by the United States under the applicable permit(s) issued pursuant to the Clean Air Act or its implementing regulations (“CAA Permit”), or if a Decree requirement was intended to be part of a CAA Permit and did not become or remain part of such permit, then such requirement may be enforced under the terms of this Decree at any time.

XXVII. FINAL JUDGMENT

188. Upon approval and entry of this Consent Decree by the Court, this Consent Decree shall constitute a final judgment in the above-captioned matter between the United States and Westar.

SO ORDERED, THIS          DAY OF                         , 2011.

JULIE A. ROBINSON
United States District Judge

Signature Page for Consent Decree in:

United States of America

v.

Westar Energy, Inc., No. 09-CV-2059 JAR/DJW

FOR THE UNITED STATES OF AMERICA:

IGNACIA S. MORENO
Assistant Attorney General
Environment and Natural Resources Division
U.S. Department of Justice
10th & Pennsylvania Avenue, N.W.
Washington, DC 20530

MARK C. ELMER
Trial Attorney
Environmental Enforcement Section
Environment and Natural Resources Division
U.S. Department of Justice
1961 Stout Street, 8th Floor
Denver, Colorado 80294

Signature Page for Consent Decree in:

United States of America

v.

Westar Energy, Inc., No. 09-CV-2059 JAR/DJW

DAVID ZIMMERMAN
Assistant United States Attorney

Signature Page for Consent Decree in:

United States of America

v.

Westar Energy, Inc., No. 09-CV-2059 JAR/DJW

CYNTHIA GILES
Assistant Administrator
Office of Enforcement and Compliance Assurance
United States Environmental Protection Agency

PAMALA J. MAZAKAS
Acting Director, Air Enforcement Division
Office of Enforcement and Compliance Assurance
United States Environmental Protection Agency

JEFFREY A. KODISH
Attorney Advisor
Air Enforcement Division
Office of Enforcement and Compliance Assurance
United States Environmental Protection Agency

Signature Page for Consent Decree in:

United States of America

v.

Westar Energy, Inc., No. 09-CV-2059 JAR/DJW

WILLIAM RICE
Acting Regional Administrator, Region VII

DAVID COZAD
Regional Counsel, Region VII

Signature Page for Consent Decree in:

United States of America

v.

Westar Energy, Inc., No. 09-CV-2059 JAR/DJW

FOR INTERVENOR STATE OF KANSAS

YVONNE ANDERSON
Chief Legal Counsel
Kansas Department of Health and Environment

Signature Page for Consent Decree in:

United States of America

v.

Westar Energy, Inc., No. 09-CV-2059 JAR/DJW

FOR DEFENDANT WESTAR ENERGY, INC.: